UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2013

Lenco Mobile Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5343

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2013, Lenco Mobile, Inc. (the “Company”) received notice that Mr. Michael Levinsohn will be resigning as an employee and Chief Executive of the Company. Mr. Levinsohn’s resignation is expected to be effective on or before August 11, 2013. The Company and Mr. Levinsohn have entered into a separation agreement dated as of June 11, 2013, pursuant to which Mr. Levinsohn, on the effective date of his termination and subject to satisfaction of certain conditions, will be entitled to accelerated vesting of 3,250,000 shares of common stock issuable under an option granted to Mr. Levinsohn on April 11, 2012. That option, which has an exercise price of $0.12 per share, will expire on April 11, 2022 unless it expires or is terminated earlier per the terms of the Lenco Mobile, Inc. 2012 Incentive Plan.

Mr. Levinsohn will continue to serve as a director and chairman of the board of directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Dated: June 17, 2013	By:	/s/ Christopher Stanton
Christopher Stanton
General Counsel and Secretary